Exhibit 99.2

VOTING AGREEMENT

WHEREAS, certain of the undersigned own or control voting securities of American Defense Systems, Inc., a Delaware corporation (the “Company”);

WHEREAS, Armor Technologies LLC, a North Carolina limited liability company (“Armor”), and JOWCO, LLC, a Colorado limited liability company, together with the undersigned, have formed a group (the “Group”) for the purpose of calling a special meeting of the stockholders of the Company (together with any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”) to remove the current Board of Directors of the Company (the “Board”), to appoint new representatives to the Board, to amend the Company’s certificate of incorporation and bylaws, including the “anti-takeover provisions” thereof, so as to enable the foregoing, to solicit proxies, written requests or written consents to effect the foregoing, and for the purpose of taking all other actions necessary to achieve the foregoing (collectively, the “Purposes”).

NOW THEREFORE, IT IS AGREED, this 6th day of January, 2012, by the undersigned and each other person and entity executing this voting agreement (this “Agreement”):

1. Each of the undersigned hereby covenants and agrees that, during the term of this Agreement, at the Special Meeting, or at any and all other meetings of stockholders of the Company, or at any adjournment, postponement, rescheduling or continuation thereof, or in any other circumstances upon which a vote, consent (including unanimous written consents), agreement or other approval is sought, he/it shall vote (or cause to be voted) all of the voting securities of the Company owned or controlled by him/it (whether now owned or hereafter acquired) and shall otherwise consent or agree in such manner as may be directed by Armor in its sole and absolute discretion, in pursuit of the Purposes. Each of the undersigned, as a holder of voting securities of the Company, shall be present in person or by proxy at all meetings of stockholders of the Company, including, without limitation, the Special Meeting, so that all voting securities held by him/it are counted for purposes of determining the presence of a quorum at such meeting.

2. Each of the parties hereto represents that he/it has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement with respect to the securities of the Company, other than one that has expired or terminated prior to the date hereof.

3. So long as this Agreement is in effect, each of the undersigned shall provide written notice to Troutman Sanders LLP (“Troutman Sanders”) of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

4. The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws.

5. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

6. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

7. This Agreement shall not be terminable for a period of 90 days from the date hereof, except in a writing signed by all parties hereto. Thereafter, any party hereto may terminate his/its obligations under this Agreement on 24 hours’ prior written notice to all other parties, with a copy by fax to Henry J. Heyming at Troutman Sanders, Fax No. (804) 698-6012.

8. Each party acknowledges that Troutman Sanders shall act as counsel for both the Group and Armor and its affiliates relating to the Purposes.

9. Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

/s/ John Jodlowski
John Jodlowski

/s/ Frank A. Bednarz
Frank A. Bednarz

/s/ Harold Wrobel
Harold Wrobel

/s/ Dale S. Scales
Dale S. Scales

/s/ Joe Van Hecke
Joe Van Hecke

/s/ Mark Wayner
Mark Wayner

/s/ Emi Wayner
Emi Wayner